SUSTAINABILITY REPORT 2022 THIS REPORT HAS BEEN PREPARED BASED ON THE REQUIREMENTS OF THE SUSTAINABILITY ACCOUNTING STAN- DARDS BOARD EAGLE BU LK SH I PP I NG I NC.

EAGLE BULK MISSION Providing optimized global transportation of drybulk commodities; delivering superior results for our customers and stakeholders. VISION To be the leading integrated shipowner-operator through consistent outperformance and sustainable growth. VALUES Passion for excellence drives us Empowerment of our people leads to better results Integrity defines our culture Responsibility to safety underpins every decision Forward Thinking takes us to a more successful tomorrow

1 / message from ceo . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 2 / company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9 3 / environment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15 4 / social . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27 5 / governance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33 6 / appendix . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37 contents

BULK carrier CRUDE TANKER CONTAINER SHIP rail HEAVY GOODS VEHICLE cargo van (diesel) AIR FREIGHT (LONG HAUL) 2000 400 600 800 1000 1200 Emissions by Transport mode 3 .2 mill ion Deadweight tonnage 53 Number of owned vessels *Eagle fleet as of May 2022 CO2 per ton KM. Source: UK Department for Environment Food & Rural Affairs, Greenhouse gas reporting conversion factors

5 / ESG / 2022 / INTRODUCT ION ABOUT TH IS REPORT This report provides an overview of Eagle’s Environmental, Social, and Governance (ESG) strategy and historical performance and has been prepared in accordance with the Marine Transportation Framework, established by the Sustainability Accounting Standards Board (SASB). Information and data are basis the 2021 calendar year period, except where otherwise specified. The figures presented for SASB disclosure metrics related to CO2 emissions, EEOI, AER, and transport work have been verified by DNV.

1 / message from ceo

7 / ESG / 2022 / MESSAGE FROM CEO I t’s hard to believe that two years have passed since the world first shut down as a result of the outbreak of COVID-19. It’s even harder to believe that COVID-19 is still impacting the lives of millions of people around the globe. At Eagle, this disease has affected the health and wellbeing of so many of our colleagues, and has disrupted the lives of all. We’ve had certain members of our staff deal with severe COVID-19 symptoms personally, while others had to cater to loved ones being impacted at home. As a company, we have encouraged all of our employees to get vaccinated, and I am very pleased to be able to report that 97% of our shore-based staff is vaccinated and 71% of our seafarers are currently vaccinated. We continue to actively work on increasing the vaccination rate of our seafarers and are encouraged by the positive trend. “I am extremely proud of my teammates and what we were collectively able to accomplish in 2021; it was truly a phenomenal year for the Company.”

8 / ESG / 2022 / MESSAGE FROM CEO Notwithstanding the challenging environment, I am extremely proud of my teammates and what we were collectively able to accomplish in 2021; it was truly a phenomenal year for the Company. We grew our fleet by ~20%, adding 9 modern ships, while at the same time reducing our average fleet age by 4% to 9.5 years as of April 2022. Given our active management approach to trading the fleet, and our significant operating leverage, we generated a record USD 185 million in Net Income for 2021. The robust market we experienced last year, along with our successful execution on both strategic and operational levels, has put us in the strongest financial position in the Company’s history. In Q4 2021, we executed a comprehensive debt refinancing, repaying three separate loans and closing on a new 5-year USD 400 million credit facility. Our new credit facility incor- porates an innovative Sustainability-Link feature, a first for Eagle, which rewards the Company’s environmental perfor- mance with an improved interest margin, subject to meeting KPIs relating to our fleet's energy efficiency and investments in decarbonization initiatives. This refinancing allowed us to simplify our capital structure, lower our interest cost, and meaningfully extend duration. In terms of our Environmental initiatives this past year, we sailed the M/V Sydney Eagle exclusively on biofuel across the Atlantic Ocean, and demonstrated that we were able to reduce the vessel's net well-to-wake CO2 emissions by ~90%. We learned a considerable amount from this test voyage and expect we will continue to explore ways to further decarbonize our fleet going forward. More recently, the tragic events taking place in Ukraine have had a negative impact on global crew sourcing from both Ukraine and Russia, which combined make up approximately 15% of the global seafaring pool. The majority of our crew is sourced from Ukraine and as such, we’ve made an effort to accommodate our seafarers’ requests, in terms of increased communication access (so they can speak with loved ones back home) and early (or extended) relief. We are deeply concerned about the well-being of our seafarers and their families and have commenced an initiative to support them, and their families, with transportation, temporary housing and by other means in order to help them during this difficult period. In spite of the heightened geopolitical environment, we remain optimistic for our industry and Company for the year ahead. Gary Vogel, CEO May 2022

2 / company

1 0 / ESG / 2022 / COMPANY COMPANY PROFILE Eagle Bulk Shipping Inc. (“We” or “Eagle” or the “Company”) (NASDAQ: EGLE) is a U.S.-based shipowner-operator engaged in the global transpor- tation of drybulk commodities. Headquartered in Stamford, Connecticut, with offices in Singapore and Copenhagen, Eagle focuses exclusively on the midsize vessel segment and owns one of the largest fleets of Supramax/ Ultramax ships in the world. As of May 2022, Eagle owns 53 vessels, tota- ling ~3.2 million deadweight tons (“DWT”). INDUSTRY The shipping industry (which is comprised predominantly of the container, drybulk, and tanker sectors) is vital to facilitating global commerce, with about 90% of total trade conducted via the seas. Drybulk shipping involves the carriage of various bulk commodities which are all integral to meeting global food, energy, and construction material demands. Drybulk is the largest sector within shipping and represents roughly half of total seaborne trade by weight, equating to roughly 5.2 billion tons of cargo shipped every year1. Although shipping is the most efficient means of transporting commodities on a per ton basis, it accounts for approx- imately 3% of total annual global greenhouse gas (“GHG”) emissions, given the overall size of the industry. Global warming and climate change are the direct result of GHG emissions and, as such, it is imperative for shipping, like all industries, to help reverse these trends through tech- nological innovation and operational efficiencies. on Framework, established by the Sustainability Accounting Standards Board (SASB). The full table of SASB disclosures is summarized in chapter 5 and assumptions regarding the data are referenced in that table. Eagle 1 UNCTAD, International Maritime Trade and Port Traffic 2021 p. 4 and 7

BUSINESS STRATEGY

Our vision is to be the leading integrated drybulk shipowner-operator through consistent outperformance and sustainable growth. We plan to achieve our vision by:

Focusing on the midsize vessel segment

Eagle owns and operates vessels within the midsize Supramax/Ultramax drybulk segment. We consider this vessel segment to be the most versatile amongst the various drybulk asset classes due to the optimal size and specifications of Supramax/Ultramax ships. With a size ranging between 50 to 65 thousand deadweight tons and a length of approximately 200 meters, Supramax/Ultramax vessels can carry a wide range of cargoes and call on the majority of global ports. In addition, these vessels are equipped with onboard cranes and grabs, giving them the ability to load and discharge cargoes without the need for shore-based port equipment or infrastructure.

Modernizing the fleet on a continual basis

Since 2016, we have executed a comprehensive fleet renewal and growth initiative, turning over more than half of the fleet, acquiring 29 modern vessels and divesting 20 of our oldest and least efficient ships. These sale and purchase transactions have vastly improved Eagle's fleet makeup by allowing us to maintain a low average fleet age, increase our cargo capacity per vessel, and reduce emissions on a per deadweight ton basis.

Maximizing vessel utilization and performance

Eagle employs an Active Management approach to fleet trading with the objective to optimize vessel utilization and performance. Through the execution of various strategies, we have been able to achieve outperformance relative to the relevant market indices on a consistent basis throughout the cycles.

Maintaining control of business operations

Eagle performs and controls all business and vessel-related management services, including strategic, commercial, operational, technical, and administrative. We believe maintaining control of management services allows for optimized operating costs and improved vessel performance.

Implementing a prudent approach to balance sheet management

We believe the long-term success of our Company is contingent on maintaining a prudent approach to balance sheet management. Areas of focus include: optimization of working capital, diversification of capital sources, managing the cost of equity and debt, extending or staggering loan maturities, and minimizing floating interest rate exposure.

Emphasizing ESG factors

We have developed, maintained, and expanded on various initiatives relating to ESG matters. To better inform our shareholders and other stakeholders about these matters of strategic importance, we have issued an annual ESG Sustainability Report starting with our inaugural report that covered the 2019 calendar year.

11 / ESG / 2022 / COMPANY

12 / ESG / 2022 / COMPANY Drybulk Vessel Segments VESSEL Asset Class Handysize/ Handymax Supramax/ Ultramax Panamax/ Kamsarmax Capesize Size (DWT) 10-50k 50-65k 65-100k >100k MAJOR BULK Iron Ore • • • Coal • • • Grain • • • MINOR BULK Bauxite • • • • Steel • • Scrap • • Cement • • Salt • • Forest Products • • Potash/ Fertilizer • • Coke • • Nickel Ore • • Sugar • • EAGLE'S FOCUS Fleet Renewal Acquired Sold Fleet Fuel Efficiency (RHS)2 2 2 2016 2017 2018 2019 2020 2021 10 -4 -4 -3 -3 -5 -1 6 6 3 0.52 0.53 0.54 0.55 0.56 0.57 0.58 0.59 0.60 0.61 0.62 0.63 2 Calculated as theoretical total daily fuel consumption per DWT-ton at full engine speed. Asymetric Optionality Hedging (FFAs) Timecharter-in Vessel + Cargo Arbitrage Voyage Chartering Timecharter -out Owner-Operator Spectrum TC E O ut pe rfo rm an ce Tonnage Provider Active- Owner/Operator Creating Value Through Active Management

13 / ESG / 2022 / COMPANY In 2015, the United Nations Member States adopted 17 Sustainable Development Goals (“SDGs”) which form the blueprint to achieve a better and more sustainable future for the world and its inhabitants. These goals address a number of important global challenges, including poverty, inequality, climate change, environmental degradation, peace, and justice. While we support all of the SDGs, we are particularly focused on four we believe are most relevant to our busi- ness, and for which we can potentially make a difference. These include: • SDG #8 Decent Work and Economic Growth • SDG # 9 Industry, Innovation, and Infra- structure • SDG #13 Climate Action • SDG #17 Partnership for the Goals Eagle incorporates the UN Global Compact (“UNGC”) principles in its operations and reporting.

14 / ESG / 2022 / ENV IRONMENT INDUSTRY ORGANIZATIONS Eagle is an active participant and contri- butor to solving the many important challenges that face our industry. We believe that many of these challenges require collaborative efforts from both the industry and regulatory authorities. As such, we are active members of various industry organizations. Baltic and International Maritime Council Membership organization for owners, charterers, brokers, and agents. Provides standards contract templates, advocates on behalf of ship- owners with regulators, and information & training. Getting to Zero Coalition The Getting to Zero Coalition is a powerful alliance of more than 110 companies within the maritime, energy, infrastructure and finance sectors, supported by key governments and IGOs. The Coalition is committed to getting commercially viable deep sea zero emission vessels powered by zero emission fuels into operation by 2030 – maritime shipping's moon-shot ambition. Sea Cargo Charter The Sea Cargo Charter provides a global framework for aligning chartering activities with respon- sible environ mental behavior to promote international shipping's decarbonization. International Maritime Employers' Council IMEC co-ordinates the views of its members and represents them in negotiations over wages and conditions of employment for seafarers. We provide advice to members on all aspects of maritime human resources. Maritime Anti-Corruption Network The Maritime Anti-Corruption Network is global business network working towards the vision of maritime industry free of corruption that enables fair trade to the benefit of society at large. Neptune Declaration The Neptune Declaration on Seafarer Wellbeing and Crew Change, a global 'call to action' initiative to help end the unprecedented crew change crisis affecting the maritime industry. Mærsk Mc-Kinney Møller Center for Zero Carbon Shipping The “Center” is an independent research and development center with a mission to decarbonize the maritime industry. As a Mission Ambassador, Eagle will provide support to the Center’s work towards building a signif- icant cross-disciplinary driving force in the decarbonization of the maritime industry. The Call to Action for Shipping Decarbonization The Call to Action was developed by the Getting to Zero Coalition with members from the entire maritime ecosystem. Signatories call on governments to work together with industry to deliver the policies and investments needed to decarbonize global supply chains and the global economy. North American Marine Environment Protection Association The North American Marine Environment Protection Association is a marine industry-led organization of environmental stewards preserving the marine environment by promoting sustain- able marine industry best practices and educating seafarers, students and the public about the need and strategies for protecting global ocean, lake and river resources.

3 / Environment

I mprovement of environmental performance is an inte- gral part of Eagle's culture. Although GHG emissions per ton-mile of cargo transported are significantly lower for the drybulk shipping industry than for other forms of freight transport, such as road, rail, and air, it is imperative for all industries to monitor, control and reduce their emissions in order to reduce the risks and impacts of climate change on the environment and society-at-large. GHG EMISSIONS Increasingly stringent regulations and standards for GHG emis- sions, and the energy transition they will require, have already begun to shape the course of our industry and will continue to do so for the coming decades. The IMO’s initial strategy for the reduction of GHG emissions from ships was adopted in 2018 and aims to reduce CO2 emissions per transport work by at least 40% by 2030, and to reduce the total annual GHG emissions from shipping by at least 50% by 2050, both relative to a 2008 baseline. To reach the goal of limiting global average temperature rise to 1.5 degrees Celsius above pre-industrial levels as set out by the Paris Agreement, and to enable the transition to a fully decarbonized shipping industry in the required timeframe, safe and commercially viable zero-emission fuels will need to comprise at least 5% of the ship fuel mix by 2030 and scale rapidly from there. This requires the parallel development of new vessel and propulsion system designs as well as new fuel production capabilities and supply chains. We believe this will only be possible through collaboration and collective action between the shipping industry, energy sector, financial sector, governments, and intergovernmental organizations. We are committed to continuing to reduce our GHG emissions through a number of strate- gies, including: • fleet modernization and renewal; • vessel performance optimization; • application of new technology; and • management of fuel and voyage effi- ciency through our Ship Energy Efficiency Management Plan (SEEMP). 16 / ESG / 2022 / ENV IRONMENT

"Eagle's current short-term and long-term emissions reduction targets are aligned with the IMO's strategy on greenhouse gas reduction."

As a leading owner-operator of drybulk vessels, managing the environmental performance of our operations is critical to the success of our business. While there are several environmental topics covered in this section that are material to our business operations, decarbonization has become a strategic priority for Eagle.

Emissions of greenhouse gases, like CO_2, contribute to climate change and result in climate risks for our Company and stakeholders. The Sixth Assessment Report published by the UN Intergovernmental Panel on Climate Change (IPCC) in 2021 warned that "immediate, rapid, and large-scale reductions" in emissions are necessary to comply with the Paris Agreement's 1.5 deg C temperature rise goal. Eagle's Board of Directors is kept apprised of these factors and offers its supervision and guidance on ways in which we can best manage and execute on strategy.

While the global shipping industry transports about 90% of world trade and remains the most efficient mode for cargo transport, it emits roughly 3% of global anthropogenic emissions. If no additional emissions reduction measures are taken, emissions from shipping are expected to increase between 90 and 130% by 2050 against a 2008 baseline according to the IMO's Fourth GHG Study.

The need for shipping to reduce its emissions has led to the introduction of various climate change targets and regulations. A number of commercial banks have set climate-related targets for their shipping loan portfolios through a framework called the Poseidon Principles, while charterers have done so through the Sea Cargo Charter. The IMO continues to refine CII[3], while analyzing lifecycle emissions for an eventual carbon pricing mechanism, and the European Union (EU) is close to including shipping in its ETS[4] as part of the comprehensive Fit for 55 package. In addition, many investors, and other stakeholders, including regulatory bodies, like the US Securities and Exchange Commission (SEC), are starting to require increased disclosure on emissions and plans on how to reduce them over time, both directly from companies but also through agencies that rate companies on ESG disclosure and performance factors.

EAGLE'S CARBON EMISSIONS TARGET

For the shipping industry to reach the IMO targets, it will need to achieve consensus on how it tracks decarbonization performance across vessel sizes and segments. With so many metrics, regulations, and targets, it has become critical for individual companies to set targets to measure the progress of their decarbonization efforts. Eagle's current short-term and long-term emissions reduction targets are aligned with the IMO's strategy on greenhouse gas reduction, and therefore, target at least a 50% reduction in absolute emissions by 2050 and a 40% reduction in emissions intensity by 2030, both relative to a baseline year of 2008.

3 The Carbon Intensity Indicator (CII) is a measure of how efficiently a ship transports goods or passengers and is given in grams of CO_2 emitted per cargo-carrying capacity and nautical mile

4 EU Emissions Trading System (ETS): The EU ETS is a policy to combat climate change. It is the world's first major carbon market.

17 / ESG / 2022 / ENVIRONMENT

SEA CARGO CHARTER CLIMATE ALIGNMENT SCORE

In addition to operating our owned fleet, Eagle charters in ships from the market to operate for short periods. As charterers, we recognize that our role in the industry affords us opportunities to promote responsible environmental stewardship throughout the maritime value chain. For this reason, Eagle became a signatory to the Sea Cargo Charter in 2020 and implemented the Sea Cargo Charter in our internal policies, procedures, and standards. Following our initial data collection year, we are pleased to report our first vessel category and total annual Sea Cargo Charter climate alignment scores. Overall, our time charter-in activities were about 5% better than the Sea Cargo Charter's required CO_2 intensity trajectory, a welcome indication of our decarbonization performance across our chartered in portfolio.

TYPE	SIZE (DWT)	CLIMATE ALIGNMENT SCORE
Bulk carrier	35,000-59,999	4.88%
Bulk carrier	60,000-99,999	-7.55%
Annual activity climate alignment score		-4.93%

IMO GHG Reduction Strategy



2008 as base year
Peak as soon as possible
Intensity: 40% reduction by 2030
Total: 50% reduction Intensity: 70% by 2050
Zero emissions as soon as possible within this century
Emission pathway in line with IMO´s GHG strategy
Business-as-usual emissions
Emissions avoided

18 / ESG / 2022 / ENVIRONMENT

EAGLE BULK

We track the Annual Efficiency Ratio (AER) of our fleet. We also utilize the IMO's Energy Efficiency Operational Indicator (EEOI) to assess the energy efficiency performance of our fleet. EEOI is the amount of CO_2 emitted per unit of transport work; in the case of bulk carriers, transport work is defined as one metric ton of cargo moved one nautical mile. While we report on both AER and EEOI, Eagle has selected EEOI as the metric to use in order to determine progress against our targets.

There are several reasons for selecting EEOI, the most important being that the consideration of actual transport work delivered provides opportunities for technical and operational optimization of the fleet's activities. While EEOI can be impacted by weather and other factors outside of Eagle's control, it provides a useful indication of the impact of technical and operational improvements on fuel efficiency and emissions. EEOI is one of the two KPIs that makeup the Sustainability Link feature embedded into the bank credit facility we put in place during 2021.

EEOI Development



12.00
10.00
8.00
6.00
4.00
2.00
0.00
EEOI [gCO2/ mt-nm]
2016
2018
2020
2022
2024
2026
2028
2030
2032
Eagle Specific EEOI Benchmark Weighted by Transport Work
Eagle Achieved EEOI

While Eagle's EEOI had been improving by 0.2 gr-CO_2 per ton-mile year on year since 2018, the unique market and fuel price environment present throughout 2021 precipitated an industry-wide increase in vessel speeds and resulting increase in EEOI.

The Eagle Specific EEOI Benchmark curve in blue uses actual transport work weightings between 2018 and 2021. The 2021 transport work weightings have been applied to all years out to 2030 for illustrative purposes only. Actual transport work values in the future will depend on fleet composition and other factors. The trajectory values to which transport work weightings have been applied are based on the IMO's Third GHG Study.

19 / ESG / 2022 / ENVIRONMENT

20 / ESG / 2022 / ENV IRONMENT Governance Describe the Board’s oversight of climate related risks and opportunities The Board of Directors (BoD) receives quarterly updates on climate risk such as upcoming regulations, developments in the company’s performance on the decarboni- zation strategy – emissions reduction trajectories and technological developments. Describe management’s role in assessing and managing climate-related risks and opportunities Eagle Management team regularly reviews climate related risk and opportunities, as part of the company strategy processes and enterprise risk management. Manage- ment reports all material climate related risks and opportunities to the BoD. Strategy Describe the climate-related risks and opportu- nities the organization has identified over the short, medium and long term PHYSICAL | Disruption in operations (e.g., delays and port closure) due to extreme weather events. REGULATORY | Increasing carbon costs and shipping becoming part of the EU ETS will impact the cost of transportation. However, due to our modern fleet with an average age of 9.5 years, we are in a good position to deal with regulatory risk. MARKET | Changes to the demand for raw materials will change over time, and coal is likely to see a decreased demand in the longer term given its carbon inten- sity. However, the capacity in the dry bulk market is likely to adjust itself. The demand for minerals required in support of the energy transition will increase. There is yet to be seen a change in customer demand when it comes to emission profiles of vessels, however, we have noted that some charterers are starting to map such information – and that emission performance may be a differentiating factor in the intermediate future. TECHNOLOGY | Viable technologies to fully transition to the low carbon fuel for our fleet (including dual-fuel options) do not currently exist on a commercial scale and are limited by the lack of the relevant infrastructure required to adopt this technology. OPPORTUNITIES | The energy transition and the need for new commodities depending on dry bulk carriers will likely demand transportation services that Eagle offers. Eagle can facilitate such transport. Transitioning to a low emission fleet will enable access to green financing, with the prospect of more attractive terms. This is part of our consideration when reviewing our investment and divestment decisions. We also see that there are opportunities in developing partnership with leading industry actors to accelerate decarbonization, and we have joined the Mærsk Mc-Kinney Møller Center for Zero Carbon Shipping as Mission Ambassadors. Describe the impact of climate-related risks and opportunities on the organization’s business, strategy and financial planning Decarbonization has been a part of Eagle’s strategy since 2015. We aim to own and operate a modern, young and energy efficient fleet. Our ship divestment and investment plans take into consideration what we need to do in order to align with the IMO reduction trajectories on a vessel-by-vessel basis and for the entire fleet. Collaboration, partnerships, and industry group participation is key to our strategy to ensure that we adapt quickly and reach our goals. We aim to stay at the fore- front of regulatory and technological discussions and developments. Describe the resilience of the organization’s strategy, taking into consideration different climate-related scenarios, including a 2 degree C or lower scenario We are currently scoping and assessing what future climate scenarios will look like, and how these will affect our business. We will work to ensure that our busi- ness strategy can be refined to better meet future scenarios. Climate risk review We reviewed our climate-related financial risks following the four main disclosure areas of the Task Force on Climate-related Financial Disclosure (TCFD) recommendations. Eagle applies the same risk methodology for climate-related risks as any other categories of risks, and in brief, this is our response to the recommended TCFD disclosures:

RISK MANAGEMENT

Describe the organization's processes for identifying and assessing climate-related risks	Risk management is an integral part of our daily operations and management processes. Once a year enterprise risks, including climate risk, is formally presented by management to the BoD. The BoD and management also have an ongoing dialogue during committee meetings regarding climate related risk, such as fleet performance, and investment decisions.
Describe the organization's processes for managing climate-related risks	Climate-risk management is integrated in our overall risk management processes, as it is part of assessing the effect of regulatory and propulsion technology developments.
Describe how processes for identifying, assessing, and managing climate-related risks are integrated into the organization's overall risk management	Our approach to risk management is based on assessing the likelihood and impact of developments and performance of the risks our company faces or may face. When the combination of likelihood and impact for a certain factor constitutes a sufficiently high level of risk, that risk is being included in our overall risk management processes.

METRICS AND TARGETS

Disclose the metrics used by the organization to assess climate-related risks and opportunities in line with its strategy and risk process	We measure our total GHG emissions (Scope 1 and 2) in CO_2 equivalents. Currently, we also apply the following Carbon Intensity Indicators: • Average Energy Efficiency Design Index (EEDI) for new ships measured as grams CO_2 per ton-nautical mile • Average Energy Efficiency Operating Index (EEOI) measured as grams CO_2 per ton-nautical mile • Average Efficiency Ratio (AER) measured as grams of CO_2 per deadweight ton-nautical mile
Disclose Scope 1, Scope 2, and, if appropriate, Scope 3, greenhouse gas (GHG) emissions, and the related risks	In 2021, our emissions were: Scope 1: 895,060 tCO_2e Scope 2: 35 tCO_2e We have begun mapping our Scope 3 emissions and will consider reporting material Scope 3 emissions in future ESG Reports.

CLIMATE RISK REVIEW

21 / ESG / 2022 / ENVIRONMENT

EAGLE SUSTAINABILITY-LINKED CREDIT FACILITY

In October 2021, we executed a comprehensive refinancing, repaying three separate loans and closing on a new 5-year USD 400 million credit facility which bears an interest margin of LIBOR +210 to 280 basis points. The actual margin is dependent on Company leverage and environmental performance.

The new credit facility incorporates an innovative Sustainability-Link feature which aligns the Company's environmental performance and investments with improved interest margin, subject to meeting KPIs relating to:

1. **Fleet EEOI Performance**
   Eagle's owned-fleet EEOI coming in below the applicable IMO trajectory
2. **Green Spending**
   Eagle investing in a minimum Annual Green Spend of USD 2 million basis current fleet size. Spending includes investments in a number of ESG-related initiatives and upgrades on the owned fleet.

We are pleased to report that Eagle achieved its Sustainability Link KPI targets for 2021 and has therefore received an interest margin reduction benefit for 2022.

CRÉDIT AGRICOLE CORPORATE & INVESTMENT BANK | Deutsche Bank | DNB Markets | DANISH SHIP FINANCE | ING | Nordea | SEB

22 / ESG / 2022 / ENVIRONMENT

EAGLE BULK

SUSTAINABLE BIOFUEL VOYAGE

In December 2021, we completed our first sustainable biofuel voyage in cooperation with GoodFuels, a leading biofuels pioneer for the global transport industry. The M/V Sydney Eagle was bunkered with GoodFuels' advanced marine biofuel during its port call at Terneuzen, the Netherlands. After performing several in-port and at-sea tests running on mixes of biofuel and pure biofuel, our vessel sailed across the Atlantic running on pure biofuel. Basis the Company's calculations, the vessel's net well-to-wake CO_2 emissions were reduced by approximately 90% during this voyage, as compared to utilizing traditional bunker fuel.

AIR QUALITY

To improve air quality and human health, the IMO established a global 0.50% limit on the sulfur content of ship fuel from January 2020. In order to comply with this regulation, we chose to retrofit the majority of our fleet with exhaust gas cleaning systems ("EGCS" or "scrubbers"). This decision was based on several factors where EGCS offered benefits compared to operating on new 0.50% sulfur-capped fuel (referred to as very low sulfur fuel oil or "VLSFO"). These factors include the effectiveness of EGCS technology at removing sulfur oxides well beyond the 0.50% regulatory requirement, and resulting lower lifecycle CO_2 emissions of EGCS vessels compared to vessels operating on VLSFO. As of today, 89% of our owned fleet is scrubber-fitted, with the balance consuming VLSFO.


GoodFuels BetterWorld

23 / ESG / 2022 / ENVIRONMENT

EAGLE BULK

24 / ESG / 2022 / ENV IRONMENT the past six years, we have invested in various energy-saving technologies and voyage execution optimization capabilities with a combined energy efficiency improvement potential on the order of 10% or more. Our fleet continues to benefit from these investments as we evaluate candidate techno- logies for future application. Some of the technologies we have applied within our fleet include: wake equalizing ducts, pre-swirl fins, post-swirl fins, low friction hull coatings, and high frequency data collection through onboard sensors to enable real time fuel consumption optimization. We have also developed voyage execution optimization capabilities that leverage dynamic vessel specific models to instruct optimized speeds. Ensuring optimal speed instructions are considered by our weather routing optimizations allows Eagle to maximize voyage efficiency and reduce fuel consumption. Eagle implemented a digital platform to validate and monitor ship specific fuel efficiency metrics over four years ago, and the platform is integrated with other shore-side decision support systems and incorporated into our SEEMPs. This platform produces fleet emissions data meeting the requirements of the EU’s Monitoring, Reporting, and Verification (MRV) Regulation and the IMO’s Fuel Oil Data Collection System (DCS), respecti- vely. The vast amount of historical data available has enabled Eagle to develop ship specific mathematical models, efficiency baselines, and targeted key performance indicators to drive improvements in specific technical and operational processes as needed. FLEET GROWTH AND RENEWAL Since commencing our comprehensive fleet growth and renewal initiative six years ago, we have turned over 55% of our fleet, while also increasing fleet size by 20%. Our fleet currently totals 53 ships, averaging 9.5 years of age. Our vessel sale and purchase activity has led to a meaningful 15% improvement in our fleet fuel efficiency (as measured by emissions per DWT) and has provided, and will continue to provide, a significant contribution towards enhancing our energy efficiency profile, as our acquired ships are much more energy-efficient than the vessels divested; this is due to a number of reasons, including better vessel design, increased cargo capacity, and newer technologies. FOCUS ON PERFORMANCE We are continuously monitoring and optimizing the efficiency of our fleet. Our inhouse Fleet Performance group cooperates closely with the Chartering, Operations, and Technical depart- ments in order to optimize routing and speed instructions, minimize frictional resistance, and improve other aspects of voyage execution through, e.g. crew training workshops. In addition, we are constantly investigating new low-carbon fuel options and evaluating new technologies related to efficiency improvement and decarbonization. Proactive technological and operational optimization initi- atives play an important role in further improving energy efficiency and minimizing emissions from our vessels. Over

25 / ESG / 2022 / ENV IRONMENT ECOLOGICAL IMPACTS Approximately eight million metric tons of plastic waste escapes into the ocean each year. The majority of this plastic is carried to sea by major rivers, and once at sea this plastic can be transported around the world. Once in the ocean, plastic waste of all kinds is harmful to birds, fish, and other marine life which can ingest plastics or become entangled in abandoned fishing gear. To reduce our consumption of single use plastic bottles, in late 2020 we started a project to equip our entire fleet with water filtration systems. As of this report’s publica- tion, we have completed installation on 41 of our ships. Each ship in our fleet will have water filtration equipment installed at various locations onboard and each crew member will be issued a stainless steel flask. We estimate we will save around 800,000 single-use plastic bottles per year, as well as the cost and emissions of packaging and transporting them to our ships. Ballast water reduces stresses on the vessel’s hull when sailing in light or ballast condition and is used to optimize trim (the differential between forward and aft drafts), to minimize propul- sion power demand while sailing. Ballast water treatment systems are required to combat the unintended introduction of invasive species in order to preserve ecosystems in coastal and deep oceanic waters. In 2018, we contracted for the installation of ballast water treatment systems onboard our vessels in order to ensure that discharges from our ballast operations occur in an ecologi- cally responsible manner. We completed fitting ballast water treatment technology to 75% of our fleet as of December 2021 and 85% as of the date this report was published. We expect to complete installation on our remaining ships within 2022- 2023. Ships are sometimes constructed using materials classified as hazardous. Eagle is committed to the belief that ship recycling should always be performed according to strict safety, health, and environmental standards. We project the useful lifetime of our vessels to be 25 years. The oldest vessel in our fleet was built in 2004 and the average age of our fleet is approximately 9.5 years old. While Eagle does not plan to recycle any vessels in the foreseeable future, we do have a Ship Recycling Policy in place. In the event Eagle sells a vessel for recycling, we will abide by the obligations enumerated in the International Maritime Organization’s Hong Kong Convention for the Safe and Environmentally Sound Recycling of Ships.

ON-DEMAND ROBOTIC CLEANING

In August 2021, we launched a pilot program to test on-demand robotic cleaning onboard several vessels. We see this as a natural step towards more sustainable shipping. Reducing or eliminating the use of chemicals in cleaning operations will improve our environmental footprint as well as the the health and safety of our crews and the condition of the ships in our fleet.

Eagle has been using specialized video equipment carried onboard all vessels to conduct routine underwater hull inspections for several years. These regular inspections provide one of several inputs we use to proactively minimize fuel consumption and emissions resulting from increased frictional resistance due to marine fouling. In 2021, we launched a pilot program to test an on-demand remotely operated underwater hull inspection and cleaning vehicle installed onboard one of our vessels. The ability to regularly inspect and proactively clean the vessel's hull will further minimize GHG emissions by reducing the time between identification of marine fouling inception and cleaning.



26 / ESG / 2022 / ENVIRONMENT

EAGLE BULK

4 / Social

The COVID-19 pandemic created a challenging environment for the Company, our industry, and society as a whole. Since the initial outbreak in 2020, our first priority has been to ensure the health and safety of our employees, both onshore and onboard our vessels.

For our shore-based staff, each of our offices has been continuously monitoring and adhering to local laws and restrictions with respect to office capacity limits, distancing requirements, air filtration, surface cleaning, personal protective equipment, and other safety protocols. Our shore-based staff worked from home for the better part of 2020 and at various times during 2021, when it was either deemed necessary by our management or required by local authorities based on the latest information on infection rates. While we view working from home as less than optimal, we continued to execute at a high level given our adaptable and reliable technology infrastructure and our team's overall dedication to the Company's Mission.

% of Crew Onboard Past Contract Completion Date



60%
50%
40%
30%
20%
10%
0%
Feb-20
Apr-20
May-20
Jul-20
Aug-20
Oct-20
Nov-20
Jan-21
Feb-21
Apr-21
May-21
Jul-21
Aug-21
Oct-21
Nov-21
Jan-22
Feb-22
Eagle
Neptune Declaration Indicator[5]

For the crews onboard our vessels, government-imposed travel restrictions implemented to curtail the spread of the virus created substantial challenges with respect to effecting crew changes and repatriations, requiring many seafarers to work well past their contractual employment periods. At Eagle, it has been a strategic priority to relieve our seafarers as they come due for relief. We remain focused on our goal to have zero seafarers working beyond their contractual working period, despite ongoing travel restrictions in many ports that can change with little notice, and costs that can be significantly higher than normal due to extended hoteling requirements, COVID testing, and high airfares. In order to relieve and repatriate crew when their contracts were due, we deviated vessels to ports where crew changes were permitted, notwithstanding the extra expenses and offhire we incurred. We view this as our obligation to each of our Eagle seafarers and simply the right thing to do.

In January 2021, we became a signatory to the Neptune Neptune Declaration on Seafarer Wellbeing and Crew Change, a global 'call to action' initiative to help end the unprecedented crew change crisis. The Neptune Declaration has been adopted by over 850 leading companies and organizations who are committed to working together to help raise awareness and resolve the crew change crisis.

5 An indicator published monthly based on data from major ship managers across all key segments. The indicator provides information on the percentage of seafarers who are onboard beyond the expiry of their initial contracts.

28 / ESG / 2022 / SOCIAL

29 / ESG / 2022 / SOCIAL As vaccines against COVID-19 have become avail- able, we have encouraged all our office employees to get vaccinated to help mitigate further spread of the virus. We also have implemented several initiatives to encourage vaccination among our sea - farers, including vaccinating onboard crew when we call at ports with vaccines available and offering a one-time cash bonus to crew who get vaccinated (whether onboard or when at home). As of this report’s publication, 97% of our office employees, 71% of our onboard crew, and nearly 100% of our seafarers joining on their next rotation are vaccinated. ”We remain focused on our goal to have zero seafarers working beyond their contractual working period.” In 2021, we commenced a program to significantly enhance our vessel's connectivity to the internet. To date, we have completed 37 vessels in our fleet and expect to to complete the balance by 2023. Getting our ships “connected” means we can transmit vessel data more quickly to our shore-based teams and systems and in turn, make better operating decisions. In addition, having access to the internet, is allowing our seafarers to communicate more easily and more often with their families.

WORKFORCE DIVERSITY AND EQUAL OPPORTUNITY Given the international nature of shipping, the requirement to have a diverse workforce, in order to succeed, is even greater than most businesses. Eagle’s onshore staff totals approx- imately 94 employees, comprised of 26 different nationali- ties. Through our agents, we also employ roughly 1,000 crew members who come from Ukraine, Russia, Georgia, Bulgaria, and The Philippines. Eagle is an equal opportunity employer in hiring and promo- ting practices, benefits, and wages. All recruitment processes at Eagle are governed by our Code of Ethics; which stipulates that we do not tolerate discrimination against any person on the basis of race, religion, color, gender, age, marital status, national origin, sexual orientation, citizenship, veteran status or disability, or any other basis prohibited by law in recruit ing, hiring, placement, promotion or any other condition of employment. Furthermore, we strictly prohibit any form of harassment in the workplace. <30 S HORE S TAFF 33% 67% CREW 1 .4% 98 . 6% 1 8 -29 Y EARS 30-39 YEARS 40-49 YEARS 50-59 YEARS >60 S HORE S TAFF 5% 30% 30% 22% 13% CREW 20% 34% 21% 22% 3% 30 / ESG / 2022 / SOCIAL Our Code of Ethics outlines the internal reporting mechanisms and handling of reports. Eagle will not retaliate against anyone for making a good faith complaint or report of harassment or discrimination or participating in the investigation of a complaint or report. india u.s.a russia philippines singaporedenmark ukraine brazil China Greece norway australia guyana malaysia albania ba ng la de sh eg yp t ko re a m ya nm ar po la nd so ut h af ri ca u. k. ta nz an ia sp ai n fr an ce ita ly ir el an d eagle shoreside staff Nationality Breakdown

31 / ESG / 2022 / SOCIAL HUMAN RIGHTS, HEALTH & SAFETY Mechanical failure, human error, terrorism, sanctions, and piracy all pose risks to our company and our crew. As our responsibility to safety underpins every decision we make at Eagle, we continuously strive to provide a secure working environment and maintain the necessary security measures to ensure the wellbeing of our crew and the safety of our ships. In order to reduce the risk of accidents in our operations, we man our vessels with more crew members than required by our Flag State’s safe manning requirement. We have developed and implemented a safety management system in compliance with the IMO International Safety Management Code, which requires vessel operators to obtain a safety management certificate for each vessel they operate. Eagle is in compliance with this requirement. We also comply with the Maritime Labor Convention adopted by the International Labor Organization (ILO) in 2006. All our vessels and crew are compliant with the Convention, and we intend to maintain them accordingly. EMPLOYEE TRAINING AND DEVELOPMENT We provide training and skill development programs to our seafarers in several formats. We have a standard program of computer-based training (“CBT”) courses the crew complete while onboard, and which cover topics including cargo handling, deck operations, emergency response proce- dures, environmental protection and regulation, personal safety, risk management, leadership, communications, and other topics relevant for their job functions. CBT courses are completed on an annual basis and each time an individual seafarer signs on to a ship. We also circulate periodic safety bulletins and lessons learned from incidents and near misses to increase awareness of safety practices and preventive measures to improve our safety response across the entire fleet.

COMMUNITY ENGAGEMENT

At Eagle, we engage with our local communities by volunteering with and donating to various charities and causes. During 2021, Eagle once again collaborated with the SoundWaters Coastal Education Center to help keep the shoreline of Long Island Sound clean. Eagle team members gathered at Cove Island Park near our Stamford headquarters and spent the afternoon cleaning up the beach and surrounding park area, removing about 63 pounds (29 kilograms) of garbage.

Our Stamford office coordinated a Thanksgiving Food Drive benefitting the Food Bank of Lower Fairfield County (Connecticut). Eagle's staff collected and donated over 330 pounds (150 kilograms) of groceries for families in need in our local community.

We are avid supporters of the Seamen's Church Institute ("SCI") and its mission to promote the personal, professional, and spiritual well-being of seafarers around the world. Eagle participated in SCI's biennial Mountain Challenge which took place in Maine this past fall.

Along with our return to the office in 2021, we have relaunched our "Green Team" initiative in Stamford. This group of interested employees meets regularly to discuss ways we can promote sustainability in the office. The team has organized a campaign encouraging staff to reduce consumption of single-use cups and switch to reusable mugs or water bottles. They also ran a clinic to check for proper tire inflation on our employees' vehicles, which reduces fuel consumption and tire wear associated with employee driving, including commutes to and from the office.


EAGLE
B U L K

32 / ESG / 2022 / SOCIAL

EAGLE
B U L K

5 / governance

34 / ESG / 2022 / GOVERNANCE I ntegrity, responsibility and forward-thinking are three of the Company’s values that form the foundation of our corpo- rate governance philosophy. Our Board of Directors, which is comprised of five independent directors plus our CEO, is responsible for ensuring that the interest and needs of the Company’s shareholders, and other stakeholders-at-large, are met. Our Code of Ethics is designed to guide our employees, directors, and officers to comply with applicable laws and ensure that Eagle conducts business in line with legal and ethical responsibilities and obligations. The Code defines our requirements and expectations relating to: • Compliance with Laws and Regulations • Honest and Fair Dealing • Conflict of Interest and Corporate Opportunity • Anti-corruption, Confidentiality and Privacy • Proper use of Company assets • Anti-discrimination and Harassment Additionally, our governance framework covers a broad range of corporate practices as well as the company's policies, standards, auditing and compliance. We operate under this framework and stand by the highest ethical standards on par with international best practices. Eagle’s Whistleblower, Insider Trading and Fair Disclosure policies and procedures approved by the Board of Directors establish the standards and procedures to ensure: (i) that the handling of accounting and audit related complaints complies with management’s and the Audit Committee’s objectives; (ii) compliance with the law and to avoid even the appearance of improper conduct; and (iii) compliance with Regulation FD and other applicable securities laws. Eagle reported zero whistleblowing incidents and zero violations of our ethical principles in 2021. Eagle has enacted a rigorous compliance and ethics program. Our shoreside employees complete mandatory training in compliance and our Code of Ethics four times per year. Our shipboard employees receive training in ethics and compliance as part of their computer-based training, as well as through seminars at our crew managers’ offices or held virtually. CYBER SECURITY We are continuously building on our cyber security posture. Aligning to best practices outlined by cyber security orga- nizations, we ensure that our information services and systems are protected from unauthorized access, disruption, and destruction. In the last year, cyber security has been strengthening with the expansion of IT staffing and deploy- ment of technologies designed to further mitigate our cyber security risk. This increased investment in our cyber security posture provides safeguards and resilience from cyber inci- dents.

35 / ESG / 2022 / GOVERNANCE BUSINESS ETHICS & ANTI-CORRUPTION Corruption undermines social, environmental, and economic development. The shipping industry is inherently vulnerable to corruption due to its international nature and interactions with authorities at various levels in ports around the world. Eagle’s vessels made over 1,350 port calls in 2021 to 99 countries, or about two-thirds of the countries that have sea borders. Strict adherence to the Company’s Code of Ethics is required to avoid legal and reputational risks and to ensure the safety of our crews. Our Code of Ethics is applicable to all office staff and crew, and our Board as well. We maintain safeguards to assure that we do not engage in any activities prohibited by these laws in our global operations, as set forth in more detail in our internal policies and procedures. Eagle has a zero-tolerance policy towards bribery and adheres to both the U.S. Foreign Corrupt Practices Act and the UK Bribery Act. Our Code of Ethics emphasizes that employees must not accept gifts or other benefits if their business judge- ment or decisions could be affected, and that gifts of cash or cash equivalents are strictly prohibited. Eagle had zero legal proceedings associated with bribery or corruption in 2021. The Code of Ethics obliges employees who observe or become aware of a situation they believe to be in violation of the Code, to promptly notify their manager and describes the internal reporting mechanisms in place. Eagle believes that combating corruption requires collec- tive action, and we participate with fellow industry members through the Maritime Anti-Corruption Network (MACN). MACN provides a platform for company members to share know- ledge and approaches to combating corruption, but also constructive engagement with other stakeholders includ ing ports, customs and immigration authorities. The joint approach is based on the belief that improvements to the system can only last if it supports and benefits the key stake- holders operating in it.

EAGLE 2021 PORT CALLS


China
Singapore
Korea, South
Other (6 Countries)
Indonesia
Vietnam
Japan
Australia
Asia & Pacific
Europe
Other (22 Countries)
Turkey
Spain
Gibraltar
Russia
North America/ Caribbean
United States
Panama
Canada
Mexico
Other (5 Countries)
Africa
Other (16 Countries)
Nigeria
South Africa
Cameroon
Angola
Gabon
Cote D'Ivoire
Congo
South America
Brazil
Other (7 Countries)
Colombia
Peru
Middle East
Egypt
U.A.E
Other (6 Countries)
Saudi Arabia
Indian Ocean
India
Other (4 Countries)

- PORT CALLS: 1,356
- COUNTRIES CALLED: 99
- UNIQUE PORTS: 422

The "Other" category within each region includes all countries that individually represent less than 1% of total port calls.

36 / ESG / 2022 / GOVERNANCE

6 / appendix

TOPIC	ACCOUNTING METRIC	UNIT OF MEASURE	DATA 2019	DATA 2020	DATA 2021	CODE
GREENHOUSE GAS EMISSIONS	**CO_2 EMISSIONS**					
	Gross global Scope 1 emissions: Financial control approach[a]	Metric tons (t) CO_2-e	709,724	853,860	895,060	TR-MT-110a.1
	Discussion of long-term and short-term strategy or plan to manage Scope 1 emissions, emissions reduction targets, and an analysis of performance against those targets	See pages 14-17				TR-MT-110a.2
	Gross global Scope 2 emissions: Purchased electricity[a]	Metric tons (t) CO_2-e	38	30	35	ADDITIONAL
	ENERGY CONSUMED					
	(1) total energy consumed[b]	Gigajoules (GJ), Percentage(%)	9,864,684 100%	11,883,225 100 %	12,460,154 100%	TR-MT-110a.3
	(2) percentage heavy fuel oil	Gigajoules (GJ), Percentage(%)	8,645,059 88%	10,633,885 89%	10,163,661 86%	
	EEDI					
	Average Energy Efficiency Design Index (EEDI) for new ships added to the fleet during the reporting period[c]	Grams of CO_2 per ton-nautical mile	4.03	No purchased vessels delivered in 2020	3.85	TR-MT-110a.4
	AER					
	Average Efficiency Ratio (AER)	Grams of CO_2 per deadweight ton-nautical mile	5.28	5.20	5.55	ADDITIONAL
	EEOI					
	Efficiency Operational Indicator (EEOI)	Grams of CO_2 per cargo ton-nautical mile	8.54	8.34	8.75	ADDITIONAL
	TRANSPORT WORK					
	Total Transport Work	Cargo ton-nautical mile	83.2 billion	102.3 billion	102.3 billion	ADDITIONAL
AIR QUALITY	**OTHER EMISSIONS TO AIR**					
	(1) NO_x (excluding N_2O)[d]	Metric tons (t)	20,370	21,747	22,945	TR-MT-120a.1
	(2) SO_x[d]	Metric tons (t)	10,878	2,259	2,251	
	(3) particulate matter[d]	Metric tons (t)	1,357	188	194	

TOPIC	ACCOUNTING METRIC	UNIT OF MEASURE	DATA 2019	DATA 2020	DATA 2021	CODE
ECOLOGICAL IMPACTS	**MARINE PROTECTED AREAS**					
	Shipping duration in marine protected areas or areas of protected conservation status[e]	Number of travel days	1,046	1,009	1,602	TR-MT-160a.1
	IMPLEMENTED BALLAST WATER					
	(1) exchange[f]	Percentage (%)	62%	50%	25%	TR-MT-160a.2
	(2) treatment[f]	Percentage (%)	38%	50%	75%	
	SPILLS AND RELEASES TO THE ENVIRONMENT					
	(1) number[g]	Number	0	0	0	TR-MT-160a.3
	(2) aggregate volume[g]	Cubic meters (m^3)	0	0	0	
EMPLOYEE HEALTH & SAFETY	**LOST TIME INCIDENT RATE**					
	Lost time incident rate (LTIR)[h]	Rate	1.14	0.94	0.82	TR-MT-320a.1
ACCIDENT & SAFETY MANAGEMENT	**MARINE CASUALTIES**					
	Incidents[i]	Number	0	0	0	TR-MT-540a.1
	Very serious marine casualties[i]	Percentage (%)	0	0	0	
	CONDITIONS OF CLASS					
	Number of Conditions of Class or Recommendations[j]	Number	0	0	0	TR-MT-540a.2
	PORT STATE CONTROL					
	(1) deficiencies[k]	Rate	0.84	0.83	0.59	TR-MT-540a.3
	(2) detentions[k]	Number	0	1	0	
BUSINESS ETHICS	**CORRUPTION INDEX**					
	Number of calls at ports in countries that have the 20 lowest rankings in Transparency International's Corruption Perception Index[l]	Number	249	253	266	TR-MT-510a.1
	CORRUPTION					
	Total amount of monetary losses as a result of legal proceedings associated with bribery or corruption	Reporting currency	0	0	0	TR-MT-510a.2

References are to be found on the following pages.

38 / ESG / 2022 / APPENDIX

39 / ESG / 2022 / APPEND I X topic ACTIVITY METRIC UNIT OF MEASURE DATA 2019 data 2020 data 2021 CODE Number of shipboard employeesm Number 900 962 959 TR-MT-000.A Total distance travelled by vesselsn Nautical miles (nm) 2,307,735 2,777,408 2,678,612 TR-MT-000.B Operating dayso Days 15,475 17,271 17,108 TR-MT-000.C Deadweight tonnagem Metric tons 2,700,756 2,912,578 3,000,614 TR-MT-000.D Number of vessels in fleetm Number 46.4 49.4 50.0 TR-MT-000.E Number of vessel port callsp Number 1,529 1,380 1,356 TR-MT-000.F References are to be found on the following pages. A C TI V IT Y M ET RI C

REPORT ASSUMPTIONS

[a]**CO_2 EMISSIONS (METRIC TONS (T) CO_2-e):** Scope 1 calculations are based on the IMO emission factors and fuel consumption for the year. The financial control approach defined by the GHG Protocol has been applied. This includes company owned vessels only. Scope 2 emissions are based on conversion factors from the The U.S. Energy Information Administration (EIA) and the Energy Market Authority (EMA) of Singapore.

[b]**TOTAL ENERGY CONSUMPTION (tj):** Calculated based available data on fuel purchases by using the fuel properties defined by DEFRA, Conversion factors, 2021 – note that properties concerning Light Fuel Oil were obtained from the IMO. The figure includes all owned vessels and covers Scope 1 emissions.

[c]**AVERAGE ENERGY EFFICIENCY DESIGN INDEX (EEDI) FOR NEW SHIPS:** The EEDI provided represents a simple average of EEDI for new ships entering the fleet during the period. Note however, that the requirement to have an EEDI measurement became effective for ships built after January 1, 2013. Ships we may acquire that were built before this date will not have an EEDI measurement and will be excluded from the average. For 2021, this means that the figure provided in the table excludes three of the ships we acquired, as they were built in 2011.

[d]**PARTICULATE MATTER (PM), NO_x, SO_x EMISSIONS (METRIC TONS):** Eagle Bulk has adopted the recommendations of the IMO's Fourth GHG Study for estimating emissions of CO_2, NO_x, SO_x, and PM from ships. In cases where Eagle elects to deviate from the approach outlined in the IMO's Fourth GHG Study, these deviations have been documented. It is expected that the IMO will continue to update its emissions estimate calculation recommendations over time and Eagle may choose to modify its approach accordingly. In cases where fuel consumption breakdown by consumer, vessel age, rated auxiliary engine rpm, or other details are not available, a specific set of assumptions will be used to estimate emissions inventories as follows: 80% of total HFO and MDO consumed will apply to main engine consumed; 17% of total HFO and MDO will apply to auxiliary engine consumed; 3% of total HFO and MDO consumed will apply to boiler consumed. Vessel age will be taken from Clarkson's database or other similar vessel information database. Auxiliary engine rated rpm will be assumed as 900 rpm for any Supramax and Ultramax vessel where the rated engine rpm is not known, consistent with the Third IMO GHG Study. For more information on the formulas applied, please see the IMO's Fourth GHG Study, pp. 21-24.

[e]**SHIPPING DURATION IN MARINE PROTECTED AREAS OR AREAS OF PROTECTED CONSERVATION STATUS:** Days include sailing plus port time in SECA zones. This includes the two MARPOL ECA zones (North America and Europe).

[f]**PERCENTAGE OF FLEET IMPLEMENTING BALLAST WATER EXCHANGE AND TREATMENT:** Only ships performing ballast water exchange with an efficiency of at least 95 percent volumetric exchange of ballast water have been included. When it comes to treatment, approved systems must discharge (a) less than 10 viable organisms per cubic meter that are greater than or equal to 50 micrometers in minimum dimension and (b) less than 10 viable organisms per milliliter that are less than 50 micrometers in minimum dimension and greater than or equal to 10 micrometers in minimum dimension. Figures include all owned vessels.

[g]**SPILLS AND RELEASES TO THE ENVIRONMENT (NUMBER, CUBIC METERS (M3):** The scope of disclosure includes spills and releases that, based on U.S. Code of Federal Regulations 46 CFR 4.03-65 definitions, result in "significant harm to the environment." No spills were recorded in 2021. However, the USCG is investigating an allegation that one of the Company's

40 / ESG / 2022 / APPENDIX

 

vessels may have improperly disposed of ballast water that entered the engine room bilges during a repair. The Company is cooperating fully in the ongoing investigation.

[h]**LOST TIME INCIDENT RATE (LTIR):** A lost time incident is an incident that results in absence from work beyond the date or shift when it occurred. The rate is based on number of lost time incidents per million hours worked.

[i]**MARINE CASUALTIES:** Regarding SASB TR-MT-540a.1 – we have defined the threshold for reporting on material damages as outlined in 1.1.4 and 1.1.6 as USD 1.0 million. Injuries to personnel as described in point 1.1.1 are reported as part of Health & Safety statistics (LTIR).

[j]**NUMBER OF CONDITIONS OF CLASS OR RECOMMENDATIONS:** Conditions of Class or Recommendations are understood to be interchangeable terms, defined as requirements imposed by the competent authorities that are to be carried out within a specific time limit in order to retain vessel Class. Please note that only conditions of class that led to the withdrawal, suspension, or invalidation of a vessel's Class Certificate are accounted for in this report. There were zero such incidents during the periods covered by this report.

[k]**PORT STATE CONTROL:** Number of port state control (1) deficiencies and (2) detentions. Practices of port state controls reporting on deficiencies do not follow an entirely harmonized methodology making it less useful for reporting purposes without further explanations, hence we have chosen to report this number as a rate: number of deficiencies per Port State Control Inspection. Detentions are reported in number of actual cases. A detention is defined as an intervention action by the port state, taken when the condition of a ship or its crew does not correspond substantially with the applicable conventions and that a ship represents an unreasonable threat of harm to the marine environment etc.

[l]**CORRUPTION INDEX:** Includes the subset of total port calls at countries with the lowest 20 numerical rankings in the Corruption Perceptions Index. Due to the methodology used to create the index, multiple countries can receive the same numerical ranking. During each of the periods shown in this report, the lowest 20 numerical rankings included approximately 60-65 of the 180 included countries.

[m]**PERIOD AVERAGE BASED ON OWNED DAYS:** Number of shipboard employees, fleet DWT, and fleet count are shown as an average for each period, weighted by owned days for each vessel in the fleet.

[n]**TOTAL DISTANCE TRAVELED BY VESSELS:** The distance (in nautical miles) traveled by all owned vessels during the calendar year.

[o]**OPERATING DAYS:** Operating days are calculated as total owned days, less the total number of days a vessel is offhire for any reason, including vessel familiarization upon acquisition, repairs, vessel upgrades, or special surveys.

[p]**NUMBER OF PORT CALLS:** Total number of port calls for cargo loading, cargo discharge, fueling, canal transit, and drydocking.

41 / ESG / 2022 / APPENDIX

EAGLE BULK

EAGLE ACTIVE MANAGEMENT STRATEGIES DESCRIPTIONS

TIME CHARTER-OUT: Time charter-out describes a contract for the use of a ship for an agreed period of time, at an agreed hire rate per day. Commercial control of the vessel becomes the responsibility of the time charterer who performs the voyage(s). The time charterer is responsible to pay the agreed hire and also purchase the fuel and port expenses. Time charters can range from as short as one voyage (approximately 20-40 days) to multiple years.

VOYAGE CHARTERING: Voyage Chartering involves the employment of a vessel between designated ports for the duration of the voyage only. Freight is earned on the volume of cargo carried. In contrast to the Time charter-out method, in a voyage charter, we maintain control of the commercial operation and are responsible for managing the voyage, including vessel scheduling and routing, as well as any related costs, such as fuel, port expenses and other expenses. Having the ability to control and manage the voyage, we are able to generate increased margin through operational efficiencies, business intelligence and scale. Additionally, contracting to carry cargoes on voyage terms often gives us the ability to utilize a wide range of vessels to perform the contract (as long as the vessel meets the contractual parameters), thereby giving significant operational flexibility to the fleet. Such vessels include not only ships we own, but also third-party ships which can be chartered-in on an opportunistic basis (the inverse of a Time charter-out strategy).

VESSEL + CARGO ARBITRAGE: With this strategy, we contract to carry a cargo on voyage terms (as described above under the caption "Voyage Chartering") with a specific ship earmarked to cover the commitment. As the date of cargo loading approaches, the market may have moved in such a way whereby we elect to substitute a different vessel to perform the voyage, while assigning a different piece of business to the original earmarked ship. Taken as a whole, this strategy can generate increased revenues, on a risk-managed basis, as compared to the original cargo-vessel pairing.

TIME CHARTER-IN: This strategy involves us leasing a vessel from a third-party shipowner at a set U.S. dollar per day rate. As referenced above, vessels can be time-chartered in order to cover existing cargo commitments, resulting in a Vessel +Cargo arbitrage. These ships may be chartered-in for periods longer than required for the initial cargo or arbitrage, and can also be chartered-in opportunistically in order to benefit from rate dislocations and to obtain risk-managed exposure to the market overall.

HEDGING (FFAS): Forward Freight Agreements ("FFAs") are cleared financial instruments, which we can use to hedge market rate exposure by locking in a fixed rate against the eventual forward market. FFAs are an important tool to manage market risk associated with chartering-in of third-party vessels. FFAs can also be used to lock in revenue streams on owned vessels or against forward cargo commitments the Company may enter into.

ASYMMETRIC OPTIONALITY: This is a blended strategy approach whereby we utilize time charters, cargo commitments and FFAs together to hedge away market exposure while maintaining upside optionality to positive market volatility. As a simplified example, a ship may be time chartered-in for one year with a further optional year. In such a scenario, and dependent on market conditions, we could sell an FFA for the firm 1-year period commitment, essentially eliminating exposure to the market, while maintaining full upside on rate developments for the optional year.

42 / ESG / 2022 / APPENDIX

43 / ESG / 2022 / APPEND I X D I SCLA IMER This report was prepared by the Company in conjunction with The Governance Group. Information provided herein is based on the best available data at the time the report was issued. We generated some of this data internally. In cases where actual figures were not available, estimates have been provided. This report contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbor provided for under these sections. These statements may include words such as “believe,” “estimate,” “project,” “intend,” “expect,” “plan,” “anti- cipate,” and similar expressions in connection with any discussion of the timing or nature of ESG targets, goals, commitments, business plans, initiatives and objectives as well as future operating or financial performance or other events. Forward-looking statements reflect management’s current expectations and observations with respect to ESG goals, other future events and financial performance. Where we express an expectation or belief as to ESG goals, other future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to risks, uncertain- ties, and other factors, which could cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements. The forward-looking statements in this presentation are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limi- tation, examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncerta- inties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections. The principal factors, including risks and uncertainties, that could affect these forward-looking statements are discussed in our filings with the Securities and Exchange Commission. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this report. We cannot assure you that the results reflected or implied by any forward-looking statement will be realized or, even if substantially realized, that those results will have the forecasted or expected conse- quences and effects. The forward-looking statements in our reporting are made as of the effective date identified on the issue brief, unless otherwise indicated, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circum- stances.

44 / ESG / 2022 / INTRODUCT ION EAGLE BULK SH I PPING INC. 300 First Stamford Place Stamford, CT 06902 United States T +1 203 276 8100 www.eagleships.com